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                                                                   EXHIBIT 10.32


                            Lomas Mortgage USA, Inc.
                               1600 Viceroy Drive
                              Dallas, Texas 75235



                                                          June 27, 1995

DLJ Mortgage Capital Inc.
140 Broadway, 40th Floor
New York, New York 10005-1285

Attention:       Rod Ennico

Ladies and Gentlemen:

                 Reference is made to the Commitment Letter (the "Commitment Letter") dated May 22, 1995 between Lomas Mortgage USA, Inc. ("Lomas") and DLJ Mortgage Capital, Inc. ("DLJ"). The Commitment Letter relates to committed financing provided by DLJ in accordance with the terms and conditions set forth in the Commitment Letter, the Whole Loan Funding Facility, the Pledge Agreement, the Promissory Note and the Tri-Party Custody Agreement dated May 16, 1994 (collectively, the "Agreements"). Capitalized terms and phrases not otherwise defined herein shall have the meanings ascribed to them in the Agreements.

                 DLJ and Lomas hereby agree as follows:

                 1. Pursuant to notice given in accordance with the terms of the Agreements by DLJ to Lomas on June 14, 1995 the portion of the Facility relating to Wet Transactions was terminated, and as of June 26, 1995 the outstanding principal amount of the Facility relating to the Wet Transactions, together with all interest thereon was paid in full.

                 2. DLJ and Lomas hereby agree that the total committed credit line relating to Gestation Transactions and Interim
         Transactions when combined shall be increased to and shall not exceed $225,000,000.00, provided that as additional Collateral for the Facility, Lomas shall have pledged the Servicing Collateral referred to below. The parties agree that Lomas shall not be required to pay the balance of the Commitment Fee payable under the Commitment Letter. However, Lomas shall pay the new Commitment Fee of $315,375.00 in installments. DLJ acknowledges receipt of $25,000.00 on June 1, 1995. On the date hereof, Lomas shall pay DLJ $157,685.50. On September 30, 1995, Lomas shall pay DLJ $78,843.75 and on December 31, 1995, Lomas shall pay DLJ $78,843.75. The Commitment Letter shall expire on May 31, 1996. In addition, Lomas hereby agrees to promptly pay the reasonable fees and disbursements of DLJ's counsel incurred in connection with this transaction.

                 3. DLJ hereby agrees that separate and apart from the portion of the Facility terminated as described in paragraph 1 above and as a new extension of credit, DLJ shall
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         provide a new financing facility to Lomas with respect to Wet
         Transactions in accordance with all the terms and conditions of the Agreements, provided that: (i) notwithstanding the terms of the Commitment Letter, the total of all Advances outstanding relating to Wet Transactions shall not exceed $15,000,000.00 in the aggregate;
         (ii) Lomas shall pledge as additional Collateral for the Wet Transactions the Servicing Rights referred to below; (iii) notwithstanding the provisions of the Pledge Agreement and Section 9(b) of the Tri-Party Custody Agreement, Lomas shall cause the deposit with Custodian of the documents set forth in 7(a) and 7(b) of the Tri-Party Custody Agreement for such Wet Mortgage Loan within three (3) Business Days after the date of the related Advance and Custodial Receipt; (iv) Lomas shall cause the Custodian to arrange to have an employee of the Custodian personally appear at the offices of Lomas on each Business Day, at Lomas' expense, for purposes of taking possession of, and returning to the offices of the Custodian, the documents set forth in 7(a) and 7(b) of the Tri-Party Custody Agreement for each Wet Mortgage Loan as and when received by Lomas; and (v) in addition to the other termination provisions provided under the Agreements, the foregoing new financing facility with respect to Wet Transactions shall be terminable by DLJ at any time, upon telephonic notice to Lomas (a) if Lomas and DLJ have not executed a definitive purchase agreement providing for the transfer of all servicing rights relating to mortgage loans originated or acquired by Quality Mortgage USA, Inc. from Lomas to DLJ, in form and substance reasonably acceptable to DLJ by July 20, 1995 or prior to such date if DLJ determines in its sole discretion that such purchase agreement is not likely to be executed, or (b) if Lomas shall be in material violation of any of its obligations pursuant to such purchase agreement following the execution thereof.

                 4. Sections 3(b) and (c) of Annex A to the Commitment Letter are hereby amended to provide that if Lomas's "GAAP Net Worth is less than $85 million," or if Lomas's "Adjusted Net Worth (ANW) is less than $35 million, " then an Event of Default shall have occurred and a Material Adverse Change shall have occurred in the business or operations of Lomas.

                 5. The parties acknowledge and agree that pursuant to the Notice of Borrowing delivered each day to DLJ under the Facility, the total amount of the Advance under the Facility is advanced and fully repaid on the next succeeding business day and further, that each such Advance is a separate and distinct loan. Accordingly, the pledge of the Servicing Rights does not in any event relate to or secure antecedent debt but is intended to secure the new Advances to be made on or after the date hereof pursuant to the terms of the Agreements and this letter.

                 6. Lomas hereby confirms its agreement with DLJ that the Servicing Rights as defined in the Acknowledgement Agreement dated as of June 27, 1995 among FNMA, DLJ and Lomas shall be included within the definition of and shall be treated as Collateral as defined in the Pledge Agreement. Lomas does hereby grant, pledge and assign to DLJ and its successors and assigns, as security for the payment of the Obligations, a first priority perfected security interest in all of Lomas' right, title and interest in and to the Servicing Rights, including any Contract termination fee, as
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         referenced in the Acknowledgement Agreement. The foregoing Servicing
         Rights constitute all of Lomas's Fannie Mae Servicing Rights (exclusive of any recourse Servicing Rights) with respect to mortgage loans in the approximate principal amount of $3,300,000,000.00.

                 7.       With respect to the foregoing Pledge:

                          a. Lomas represents and warrants to DLJ that (i) Lomas has not been disqualified or terminated as a seller/servicer by FNMA, (ii) subject to the rights of FNMA under the Acknowledgement Agreement, any suspension of Lomas as a seller/servicer for FNMA does not affect Lomas's right to service the Mortgages or affect the Servicing Rights or the Security Interest (each such term as defined in the Acknowledgement Agreement), (iii) Lomas has not violated, defaulted under or breached the terms of the Fannie Mae Contract or the Guide (as each such term is defined in the Acknowledgement Agreement), and the Fannie Mae Contract is in full force and effect, (iv) no consent or other approval is necessary for Lomas to grant the Security Interest to DLJ except for such consents and other approvals as have been obtained, or will be obtained by virtue of the Acknowledgement Agreement and (v) Lomas has done all things necessary or required to grant the Security Interest.

                          b. Lomas shall service, or cause to be serviced, all Mortgages in accordance with the Fannie Mae Contract and the Guide, and shall not violate, default under or breach the terms of the Fannie Mae Contract or the Guide.

                          c. Lomas shall immediately deliver to DLJ (i) a fully executed counterpart of the Acknowledgement Agreement,
                 (ii) an executed UCC-1 Financing Statement with respect to the Security Interest, (iii) a release of each security interest in the Servicing Rights held by any person other than DLJ, and
                 (iv) a power of attorney executed by Lomas conforming with the description in the Acknowledgement Agreement.

                          d. Lomas shall promptly deliver to DLJ (i) all documents required under the Fannie Mae Contract or the Guide or necessary to effectuate the transfer of the Servicing Rights, endorsed or otherwise completed in blank, and (ii) such other documents with respect to the Security Interest as DLJ or FNMA may require from time to time.

                 8. The provisions of this letter shall be deemed to modify and amend the Agreements, including the Pledge Agreement, to the extent provided herein, and shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by federal law.
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         If this letter accurately sets forth the terms of the agreement between Lomas and DLJ, kindly sign the enclosed copy of this letter and return such copy to the address for Lomas set forth above.


                                             LOMAS MORTGAGE USA, INC.


                                             By:  /s/ PAUL D. FLETCHER
                                                --------------------------------
                                             Name:    Paul D. Fletcher
                                             Title:   Senior Vice President


AGREED AND ACCEPTED:

DLJ MORTGAGE CAPITAL, INC.

By:  /s/ ROD ENNICO
   ----------------------------
Name:    Rod Ennico
Title:   Senior Vice President